Contact:	Roger Penske	Jim Davidson	Tony Pordon

	Chairman 248-648-2400	Executive VP – Finance 201-325-3303	Senior Vice President 248-648-2540

		jdavidson@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO REVENUES INCREASE 20%
____________________________________________________________

Same-store Revenues Increase 7.2%

Net Income of $0.71 per Share

Results Include $0.03 per Share of Severance Charges
___________________________________________________________

BLOOMFIELD HILLS, MI, July 19, 2005 – United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced its 25th consecutive quarter of record revenues and a 25 basis-point improvement in gross margin to 14.8%. Total revenue increased 20% to $2.7 billion, including a 7.2% increase in same-store retail revenue. Same-store highlights include:

•	New vehicle retail revenue +8.0%

•	Used vehicle retail revenue +3.7%

•	Service and parts revenue +8.7%

•	Finance and insurance revenue +14.6%

Net income for the quarter was $33.2 million, or $0.71 per share and included $1.2 million ($0.03 per share) of after-tax severance charges as UnitedAuto rationalized its cost structure in certain markets. Second quarter 2004 net income was $33.0 million, or $0.71 per share, and included a $4.0 million ($0.09 per share) after-tax gain resulting from the sale of an investment. Excluding the impact of the severance charges and the gain from investment, adjusted net income increased 18.8% to $34.4 million from $29.0 million in the prior period.

Roger Penske, UnitedAuto Chairman, commented, “We are pleased with the revenue growth and margin expansion we realized across each of our product lines during the second quarter. We continue to achieve impressive growth in our higher margin service and parts departments due, in part, to our capital investment program. Total service and parts revenue increased 22.3% to $281 million in the quarter, helping to drive our gross margin increase.” Penske continued, “Our strong sales performance and focus on managing inventory resulted in a 55-days supply of new vehicle inventory in the U.S. compared to a 67-days supply for the U.S. auto industry.”

Commenting further Penske said, “The Company is currently projecting earnings per share in the third quarter in the range of $0.66 to $0.71 based on an estimated average of 47.2 million shares outstanding. For the full year, we are raising our earnings per share guidance to a range of $2.37 to $2.44 per share.”

UnitedAuto will host a conference call discussing financial results relating to second quarter 2005 on Tuesday, July 19, 2005 at 1:30 p.m. ET. To listen to the conference call, participants must dial (800) 553-0349 [International, please dial (612) 332-0228]. The call will be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto
UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 143 franchises in the United States and 96 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services. Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings growth potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which is contained in UnitedAuto’s Form 10-K for the year ended December 31, 2004, and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

This release contains non-GAAP financial measures as defined under SEC rules, such as adjusted net income, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Second Quarter
	2005	2004
New Vehicles	$1,589,160	$1,316,925
Used Vehicles	582,894	503,912
Finance and Insurance	61,038	49,738
Service and Parts	280,749	229,594
Fleet	26,288	22,791
Wholesale	203,684	163,366

Total Revenues	2,743,813	2,286,326
Cost of Sales	2,338,088	1,953,948

Gross Profit	405,725	332,378
SG&A Expenses	318,059	256,968
Depreciation and Amortization	10,404	8,542

Operating Income	77,262	66,868
Floor Plan Interest Expense	(14,201)	(10,511)
Other Interest Expense	(12,308)	(10,052)
Other Income	—	6,611

Income from Continuing Operations Before Minority Interests and Income Tax Provision	50,753	52,916
Minority Interests	(621)	(502)
Income Tax Provision	(18,725)	(20,549)

Income from Continuing Operations	31,407	31,865
Income from Discontinued Operations, Net of Tax	1,789	1,138

Net Income	$33,196	$33,003

Income from Continuing Operations Per Diluted Share	$0.67	$0.68

Diluted EPS	$0.71	$0.71

Diluted Weighted Average Shares Outstanding	47,041	46,565

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Six Months
	2005	2004
New Vehicles	$2,991,973	$2,561,238
Used Vehicles	1,132,798	1,001,766
Finance and Insurance	117,339	99,480
Service and Parts	553,254	456,347
Fleet	54,658	46,307
Wholesale	385,908	321,050

Total Revenues	5,235,930	4,486,188
Cost of Sales	4,451,637	3,828,363

Gross Profit	784,293	657,825
SG&A Expenses	623,704	516,619
Depreciation and Amortization	20,677	16,782

Operating Income	139,912	124,424
Floor Plan Interest Expense	(27,481)	(23,236)
Other Interest Expense	(23,789)	(20,817)
Other Income	—	6,611

Income from Continuing Operations Before Minority Interests and Income Tax Provision	88,642	86,982
Minority Interests	(764)	(822)
Income Tax Provision	(32,707)	(33,770)

Income from Continuing Operations	55,171	52,390
Income from Discontinued Operations, Net of Tax	917	817

Net Income	$56,088	$53,207

Income from Continuing Operations Per Diluted Share	$1.17	$1.18

Diluted EPS	$1.19	$1.19

Diluted Weighted Average Shares Outstanding	47,025	44,548

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts in Thousands)
(Unaudited)

	6/30/05	12/31/04
Assets
Cash and Cash Equivalents	$11,064	$15,187
Accounts Receivable, Net	408,433	356,625
Inventories	1,271,904	1,252,358
Other Current Assets	60,169	44,315

Total Current Assets	1,751,570	1,668,485
Property and Equipment, Net	430,418	406,783
Intangibles	1,224,978	1,221,731
Other Assets	70,312	86,881
Assets of Discontinued Operations	94,969	148,921

Total Assets	$3,572,247	$3,532,801

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,168,460	$1,197,540
Accounts Payable and Accrued Expenses	461,360	402,232
Current Portion Long-Term Debt	3,561	11,367

Total Current Liabilities	1,633,381	1,611,139
Long-Term Debt	604,576	574,970
Other Long-Term Liabilities	182,363	179,104
Liabilities of Discontinued Operations	53,459	92,553

Total Liabilities	2,473,779	2,457,766
Stockholders’ Equity	1,098,468	1,075,035

Total Liabilities and Stockholders’ Equity	$3,572,247	$3,532,801

UNITED AUTO GROUP, INC.
Selected Data

	Second Quarter		Six Months
	2005	2004	2005	2004
Units
New Retail Units	48,590	41,745	91,337	80,924
Used Retail Units	22,345	20,814	44,090	41,588

Total Retail Units	70,935	62,559	135,427	122,512

Same-Store Retail Revenue
New Vehicles	$1,413,769	$1,309,234	$2,628,286	$2,531,310
Used Vehicles	517,103	498,843	1,002,638	987,625
Finance and Insurance	56,798	49,560	108,509	98,950
Service and Parts	246,834	227,116	482,606	448,049

Total Same-Store Retail Revenue	$2,234,504	$2,084,753	$4,222,039	4,065,934

Same-Store Retail Revenue Growth
New Vehicles	8.0%	3.1%	3.8%	7.1%
Used Vehicles	3.7%	(1.2%)	1.5%	3.1%
Finance and Insurance	14.6%	(3.4%)	9.7%	1.5%
Service and Parts	8.7%	11.7%	7.7%	14.2%
Revenue Mix
New Vehicles	57.9%	57.6%	57.2%	57.1%
Used Vehicles	21.3%	22.0%	21.6%	22.3%
Finance and Insurance	2.2%	2.2%	2.2%	2.2%
Service and Parts	10.2%	10.0%	10.6%	10.2%
Fleet	1.0%	1.0%	1.0%	1.0%
Wholesale	7.4%	7.2%	7.4%	7.2%
Retail Gross Margin — by Product
New Vehicles	8.7%	8.5%	8.7%	8.6%
Used Vehicles	9.1%	8.9%	9.2%	8.9%
Finance and Insurance	100.0%	100.0%	100.0%	100.0%
Service and Parts	54.7%	54.4%	54.4%	54.3%
Gross Profit per Transaction
New Vehicles	$2,835	$2,695	2,851	2,714
Used Vehicles	2,386	2,149	2,367	2,138
Finance and Insurance	860	795	866	812

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Second Quarter		Six Months
	2005	2004	2005	2004

Brand Mix:
Toyota/Lexus	21%	24%	21%	24%
BMW	14%	16%	14%	16%
Honda/Acura	14%	11%	14%	11%
Mercedes	10%	11%	10%	11%
Ford Premier Group	7%	8%	7%	8%
Audi	7%	4%	7%	4%
General Motors	8%	8%	7%	8%
Ford	3%	3%	3%	3%
Nissan/Infiniti	4%	4%	4%	4%
Chrysler	3%	4%	4%	4%
Other	9%	7%	9%	7%
Debt to Total Capital Ratio	36%	35%	36%	35%
Rent Expense	$29,667	$21,736	$57,725	$43,527